EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                  1996            1995            1994
                                                              ----------       ----------       --------
                           Primary:
                           Average shares
                           outstanding............            9,296,346         9,298,122        9,305,746
                           Net effect of options..               10,539             4,230              170
                                                            ----------------------------------------------
                           Total..................            9,306,885         9,302,352        9,305,916
                                                            ==============================================
                           Net Income.............           11,151,000        11,482,000       10,125,000
                           Earnings Per Share.....          $      1.20       $      1.23      $      1.09
                                                            ==============================================
                           Fully Diluted:
                           Average shares
                           outstanding............            9,296,346         9,298,122        9,305,746
                           Net effect of options..               11,623             4,984              170
                                                            ----------------------------------------------
                           Total..................            9,307,969         9,303,106        9,305,916
                                                            ----------------------------------------------
                           Net Income.............           11,151,000        11,482,000       10,125,000
                           Earnings Per Share.....          $      1.20       $      1.23      $      1.09
                                                            ==============================================